UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Check the appropriate box:

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

COMPUTER TASK GROUP, INCORPORATED

(Name of Registrant as Specified in its Charter)

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COMPUTER TASK GROUP, INCORPORATED

June 18, 2019

Dear Fellow Shareholder:

You are cordially invited to attend the 2019 Annual Meeting of Shareholders of Computer Task Group, Incorporated which will be held at our corporate headquarters located at 800 Delaware Avenue, Buffalo, New York on Thursday, July 25, 2019 at 10:00 a.m. Eastern time.

Your proxy card is enclosed. Your vote is important. I urge you to submit your vote as soon as possible, whether or not you plan to attend the meeting. Please indicate your voting instructions and sign, date and mail the proxy promptly in the return envelope.

Sincerely,

Daniel J. Sullivan

Chairman of the Board

COMPUTER TASK GROUP, INCORPORATED

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

JULY 25, 2019

Computer Task Group, Incorporated will hold its Annual Meeting of Shareholders at its corporate headquarters located at 800 Delaware Avenue, Buffalo, New York 14209 on Thursday, July 25, 2019, at 10:00 a.m. Eastern time for the following purposes:

1. To elect three members of the Board of Directors, whose terms are described in the proxy statement.

2. To approve, in an advisory and non-binding vote, the compensation of the Company’s named executive officers.

3. To consider and act upon any other matters that may be properly brought before the meeting or any adjournment thereof.

We have selected the close of business on Friday, June 7, 2019 as the record date for determination of shareholders entitled to notice of and vote at the meeting or any adjournment.

Buffalo, New York

June 18, 2019

By Order of the Board of Directors,

Peter P. Radetich

Senior Vice President, Secretary

            and General Counsel

IMPORTANT NOTICE REGARDING

INTERNET AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON

THURSDAY, JULY 25, 2019

THE PROXY STATEMENT, FORM OF PROXY,

NOTICE OF MEETING AND ANNUAL REPORT

TO THE SHAREHOLDERS ARE AVAILABLE FREE

OF CHARGE AT WWW.CTG.COM

COMPUTER TASK GROUP, INCORPORATED

PROXY STATEMENT

This proxy statement and the accompanying form of proxy are being mailed on or about June 18, 2019, in connection with the solicitation by the Board of Directors of Computer Task Group, Incorporated (the “Company”) of proxies to be voted at the annual meeting of shareholders on Thursday, July 25, 2019, and any adjournment or postponement of the meeting. The mailing address of the Company’s executive office is 800 Delaware Avenue, Buffalo, New York 14209.

The Board has selected the close of business on Friday, June 7, 2019 as the record date for the determination of shareholders entitled to vote at the annual meeting. On that date, the Company had outstanding and entitled to vote 13,869,048 shares of common stock, par value $.01 per share. A list of shareholders entitled to vote at the 2019 annual meeting will be available for examination during the annual meeting by any shareholder who is present at the meeting.

Each outstanding share of common stock is entitled to one vote. Shares cannot be voted at the meeting unless the shareholder is present or represented by proxy. If a properly executed proxy in the accompanying form is timely returned, the shares represented thereby will be voted at the meeting in accordance with the instructions contained in the proxy, unless the proxy is revoked prior to its exercise. Any shareholder may revoke a proxy either by executing a subsequently dated proxy or notice of revocation, provided that the subsequent proxy or notice is delivered to the Company prior to the taking of a vote, or by voting in person at the meeting.

Under the New York Business Corporation Law (“BCL”) and the Company’s By-laws, the presence, in person or by proxy, of one-third of the outstanding common stock is necessary to constitute a quorum of the shareholders to take action at the annual meeting. Once a quorum is established, under the BCL and the Company’s By-laws, the directors standing for election may be elected by a plurality of the votes cast. In plurality voting, the nominee who receives the most votes for his or her election is elected. Proposal 2 requires the approval of a majority of the votes cast.

If a broker holds your shares, this proxy statement and a proxy card have been sent to the broker. You may have received this proxy statement directly from your broker, together with instructions as to how to direct the broker to vote your shares. If you desire to have your vote counted, it is important that you return your voting instructions to your broker. A broker non-vote occurs when a broker submits a proxy card with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have no discretion to vote such shares on non-routine matters if the broker has not been furnished with voting instructions by the beneficial owners of such shares. The matters being submitted to shareholders in Proposals 1 and 2 are non-routine matters on which brokers have no authority to vote without instructions from beneficial owners.

Abstentions and broker non-votes have no effect on the determination of whether a plurality exists with respect to a given director nominee. With respect to other proposals, abstentions will count as votes cast on the proposal, but will not count as votes cast in favor of the proposal and, therefore, will have the same effect as votes against the proposal. With respect to Proposal 2, broker non-votes will not be considered to have voted on the proposal and therefore will have no effect. The proxies will be voted for or against the proposals or as an abstention in accordance with the instructions specified on the proxy form. If proxies are signed and returned, but no instructions are given, proxies will be voted for each of the proposals.

In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to deliver a full set of proxy materials to you and make the proxy materials available on our website at www.ctg.com. You may vote by completing, signing, dating and returning your proxy card in the envelope provided as soon as possible before the meeting. Any shareholder attending the annual meeting may vote in person. If you have returned a proxy card, you may revoke your prior instructions and cast your vote at the annual meeting by following the procedures described in this proxy statement.

PROPOSAL 1—ELECTION OF DIRECTORS

The Company’s Board of Directors is divided into 3 classes serving staggered 3 year terms. Directors for each class are elected at the annual meeting of shareholders held in the year in which the term for their class expires. The term for Class I Directors will expire at the 2019 annual meeting. On March 1, 2019, Arthur W. Crumlish retired from the Company as President and Chief Executive Officer and as a Class III Director. On March 1, 2019, the Board appointed Filip J.L. Gydé as a Class III Director to fill the vacancy created by Mr. Crumlish’s retirement. Mr. Gydé will hold office as a Class III Director until the 2019 annual meeting of shareholders.

Directors elected to Class I at the 2019 annual meeting will hold office for a 3 year term expiring at the annual meeting of shareholders in 2022 and until their successors are elected and qualified. Directors elected to Class III at the 2019 annual meeting will hold office for a 2 year term expiring at the annual meeting of shareholders in 2021 and until their successors are elected and qualified.

The shares represented by properly executed and timely returned proxies will be voted, in the absence of contrary instructions, in favor of the election of the following two director nominees:

•	Class I Directors—David H. Klein and Valerie Rahmani

•	Class III Director—Filip J.L. Gydé

All nominees have consented to serve as directors, if elected. However, if at the time of the meeting any nominee is unable to stand for election, the persons who are designated as nominees intend to vote, in their discretion, for such other persons, if any, as may be nominated by the Board.

Class I Directors Whose Terms Expire in 2019

David H. Klein

Mr. Klein, 70, has been a Director since September 2012. He is the President of Klein Solutions Group, LLC, which provides advice on policy, strategy, operations and finance to healthcare delivery and payer organizations. Mr. Klein also serves as: a special advisor to the CEO of the University of Rochester (UR) Medical Center, a professor of public health sciences in the UR School of Medicine and Dentistry and as an executive professor of healthcare management in the UR Simon Business School. Mr. Klein was most recently the Chief Executive Officer of The Lifetime Healthcare Companies, which was comprised of Excellus BlueCross BlueShield (BCBS), Univera Healthcare, Lifetime Health Medical Group, Lifetime Care (home care agency), EBS-RMSCO Benefit Solutions (benefits consulting firm and third party administration) and MedAmerica (long-term care insurance company). Mr. Klein had been a senior executive with The Lifetime Healthcare Companies and its predecessor companies since 1986, serving as CEO from 2003 until 2012. Mr. Klein previously was an executive with the national BlueCross BlueShield Association and Health Care Service Corporation. He served as Director of the national Blue Cross Blue Shield Association (BCBSA) and America’s Health Insurance Plans. Mr. Klein currently serves as a Director of the following privately held companies: Landmark Health (a General Atlantic and Francisco Partners (private equity fund) company which creates and manages home visiting multi-disciplinary medical groups to care for complex, chronically ill patients), Avalon Healthcare Solutions (also a Francisco Partners private equity fund) company that provides laboratory benefits management solutions, Cogito (a Goldman Sachs/Open View Partner/Romulus Capital funded customer engagement/voice analytics company), NextHealth Technologies (a Norwest Venture Partners patient engagement optimization company), PNT (a claims and clinical information data acquisition company), Excel Partners Venture Fund (a venture capital fund that invests in high-tech startups focused on Upstate New York), Transparent Health Marketplace (a provider network management company using spot pricing and patient navigation to create value), CompanionMx (a behavioral health telemonitoring company) and Orthometrics (a technology enabled musculoskeletal injury risk management company). Mr. Klein is a member of the Cressey & Company private equity fund Distinguished Executives Council. He serves as an advisor to Health Catalyst Capital Management, LLC private equity fund, as non-executive chair of the New York eHealth Collaborative which operates New York State’s health information exchange and as a Director of Commonwealth Care Alliance (a health plan that serves high cost high need patients). Mr. Klein is a member of Johns Hopkins University Carey School of Business Health Care Advisory Board and has chaired United Way of Greater Rochester and an American Cancer Society Capital Campaign to establish a new Rochester Hope Lodge. He has also been president of the local Boy Scout Council and Director of Northeast Region, Boy Scouts of America. He is a Boy Scouts’ Distinguished Eagle Scout and a recipient of their Silver Beaver and Silver Antelope awards. Mr. Klein received a Bachelor of Science from Rensselaer Polytechnic Institute and his Master of Business Administration from the University of Chicago.

Valerie Rahmani

Ms. Rahmani, 61, was appointed to CTG’s Board of Directors in November 2015. Ms. Rahmani is a non-executive Director and member of the Risk Committee of the London Stock Exchange Group plc. She is a non-executive Director and member of the Audit Committee of RenaissanceRe Holdings Ltd, a Bermuda-based reinsurance company. She is a non-executive Director and member of the Compensation Committee of Entrust Datacard, a Minneapolis based company. She is also a Board member of a social media startup, Rungway, based in London, and is the part-time CEO of the Innovation Panel of Standard Life Aberdeen plc, a global investment company based in the UK. From 2010 to 2015, Ms. Rahmani was a member of the Board of Directors of Teradici Corporation—a private technology company where she served on the Audit and Compensation Committees. She most recently served as Chief Executive Officer of Damballa, Inc. from 2009 to 2012. Damballa was a venture capital funded cyber-security company headquartered in Atlanta, Georgia. Prior to her role at Damballa, Ms. Rahmani was with IBM in various managerial capacities for 28 years. Her latest role with IBM was General Manager of IBM Internet Security Systems. Other IBM roles included General Manager of the $2.7 billion Global Technology Services business, head of Sales and

Services Strategy unit, General Manager of IBM’s $3.5 billion UNIX server business, General Manager of IBM’s Mobile business as well as serving as the Executive Assistant to Louis Gerstner, former Chairman and Chief Executive Officer of IBM. Ms. Rahmani holds an MA and a Doctor of Philosophy degree in Chemistry from Oxford University, England.

Nominee for Class III Director Whose Terms Expire in 2019

Filip J.L. Gydé	Mr. Gydé, 59, was named Chief Executive Officer of the Company and appointed to the Company’s Board of Directors effective March 1, 2019. Mr. Gydé has been with CTG since October 1990 and most recently served as the Executive Vice President, General Manager, and President for CTG’s European operations. Mr. Gydé led the Company’s European operations from October 2000 through February 2019, and served as Interim Executive Vice President of Operations of CTG from October 2014 to April 2015, during which time he was responsible for overall company operating activities.

Class II Directors Whose Terms Expire in 2020

James R. Helvey, III	Mr. Helvey, 60, was appointed to CTG’s Board of Directors in November 2015. Mr. Helvey co-founded Cassia Capital Partners, LLC, a registered investment advisor, in 2011 and has served as a managing partner since its formation. From 2005 to 2011, Mr. Helvey was a partner and the Risk Management Officer for CMT Asset Management Limited, a private investment firm. From 2003 to 2004, Mr. Helvey was a candidate for the United States Congress in the 5th District of North Carolina. Mr. Helvey served as Chairman and Chief Executive Officer of Cygnifi Derivatives Services, LLC, an online derivatives services provider, from 2000 to 2002. From 1985 to 2000, Mr. Helvey was employed by J.P. Morgan & Co., serving in a variety of capacities, including as Vice Chairman of J.P. Morgan’s Risk Management Committee, Chair of J.P. Morgan’s Liquidity Committee, Global Head of Derivative Counterparty Risk Management, head of the swap derivative trading business in Asia, and head of short-term interest rate derivatives and foreign exchange forward trading in Europe. Mr. Helvey graduated magna cum laude with honors from Wake Forest University. Mr. Helvey was also a Fulbright Scholar at the University of Cologne in Germany and received a Master’s degree in international finance and banking from Columbia University, School of International and Public Affairs, where he was an International Fellow. Mr. Helvey is a director and serves on the Audit Committee of Coca-Cola Bottling Co. Consolidated., a publicly traded and independent bottler of Coca-Cola Company products, Verger Capital Management LLC, Piedmont Federal Savings Bank (Audit Chair), and has also served on the board of trustees of Wake Forest University and the Wake Forest Baptist Medical Center. Mr. Helvey was a director of Pike Corporation, an energy solutions provider, from 2005 to 2014, where he served as Lead Independent Director, Chairman of the Audit Committee and Chairman of the Compensation Committee.

Owen J. Sullivan	Mr. Sullivan, 61, was appointed to the Board of Directors in February 2017. Mr. Sullivan is Chief Operating Officer of NCR, a position he has held since July 2018. Before becoming Chief Operating Officer of NCR, Mr. Sullivan was an independent consultant, providing strategic planning, consulting and executive mentoring, and working with and investing alongside private equity firms and other investor groups. Prior to that, Mr. Sullivan was with ManpowerGroup, a workforce and talent management solutions company, from 2003 to 2013. At ManpowerGroup, he served as President of the Specialty Brands and Experis units from 2010 to 2013, and he served as the Chief Executive Officer of the Right Management and Jefferson Wells International, Inc. subsidiaries from 2004 to 2013 and from 2003 to 2010, respectively. Before joining ManpowerGroup, Mr. Sullivan was with Sullivan Advisors, LLC, a provider of strategic planning, consulting and executive mentoring for small to medium-sized businesses from 2001-2003. Prior to that, Mr. Sullivan was with Metavante Technologies, Inc., a bank technology processing company from 1993 to 2001, where he served in various management roles including as the President of Metavante’s Financial Services Group and Enterprise Solutions Group. Mr. Sullivan is a member of the Board of Directors of Johnson Financial Group and serves as a member of its Wealth Management, Risk and Succession Committees. In addition, Mr. Sullivan is a member of the Board of Directors at Marquette University and serves as Chairman of the Board and a member of its Executive and Nominating and Governance Committees.

Class III Director Whose Terms Expire in 2021

Daniel J. Sullivan	Mr. Sullivan, 73, has been a Director of CTG since 2002 and was appointed to serve as the non-executive Chairman of the Board of Directors in October 2014. He most recently served as the President and Chief Executive Officer of FedEx Ground from 1998 until 2007. FedEx Ground is a wholly owned subsidiary of FedEx Corporation. From 1996 to 1998, Mr. Sullivan was the Chairman, President and Chief Executive Officer of Caliber System. In 1995, Mr. Sullivan was the Chairman, President and Chief Executive Officer of Roadway Services. Mr. Sullivan is currently a member of the Board of Directors of Schneider National, Inc. (Green Bay, Wisconsin), where he serves as non-executive Chairman of the Board of Directors. Mr. Sullivan is also an Emeritus Director of the Board of Directors of The Medical University of South Carolina Foundation where he serves as Vice Chairman of the Board of Directors. Mr. Sullivan previously served as a member of the Board of Directors of Pike Electric, Inc. from 2007 to 2014 (Pike Electric was sold in December 2014 to Court Square Capital Partners), GDS Express (Akron, Ohio) from 2004 to 2009; and Gevity, Inc. (Bradenton, Florida) from 2008 to 2009. He is a former federal commissioner for the Flight 93 National Memorial project in Somerset County, Pennsylvania.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE

NOMINEES FOR CLASS I AND CLASS III DIRECTORS

SECURITY OWNERSHIP OF THE COMPANY’S COMMON SHARES

BY CERTAIN BENEFICIAL OWNERS AND BY MANAGEMENT

Security Ownership of Certain Beneficial Owners

As of June 7, 2019, the following persons were beneficial owners of more than 5% of the Company’s common stock. The beneficial ownership information presented is based upon information furnished by each person or contained in filings made with the Securities and Exchange Commission. The Company is not aware of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company. Except as otherwise indicated, each holder has sole voting and investment power with respect to the shares indicated. The following table shows the nature and amount of their beneficial ownership.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Ownership		Percent of Class
Common Stock	Neil S. Subin	1,331,761	(1)	9.3%
	3300 South Dixie Highway, Suite 1-365
	West Palm Beach, FL 33405

Common Stock	Minerva Advisors LLC, and related parties	1,233,160	(2)	8.6%
	50 Monument Road, Suite 201
	Bala Cynwyd, PA 19004

Common Stock	Dimensional Fund Advisors LP	986,590	(3)	6.9%
	Building One
	6300 Bee Cave Road
	Austin, TX 78746

Common Stock	Renaissance Technologies LLC, and	939,700	(4)	6.6%
	related parties
	800 Third Avenue
	New York, NY 10022

(1)

Based solely on information contained in a Schedule 13G filed January 23, 2018, indicating that Neil S. Subin has sole voting and dispositive power over 1,297,033 shares; and shared voting and dispositive power over 34,728 shares.

(2)

Based solely on information contained in a Schedule 13G filed on January 31, 2019, indicating that Minerva Advisors LLC, Minerva Group, LP, Minerva GP, LP, Minerva GP, Inc. and David P. Cohen have sole voting power and sole dispositive power over 861,799 shares; and that Minerva Advisors LLC and David P. Cohen have shared voting power and share dispositive power over 371,361 shares.

(3)

Based solely on information contained in a Schedule 13G filed February 8, 2019, indicating that Dimensional Fund Advisors LP has sole voting and dispositive power over 931,488 shares and sole dispositive power over 986,590 shares.

(4)

Based solely on information contained in a Schedule 13G filed February 12, 2019, indicating that Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation beneficially own 939,700 shares, have sole voting power over 760,400 shares, sole dispositive power over 867,162 shares, and shared dispositive power over 72,538 shares.

Security Ownership by Management

The table below sets forth, as of June 7, 2019, the beneficial ownership of the Company’s common stock by (i) each director and nominee for director individually, (ii) each executive officer named in the summary compensation table individually, and (iii) all directors and executive officers of the Company as a group.

Name of Individual or Number in Group	Shares Owned	Shares Beneficially Owned (1)	Total Ownership (2)	Percent of Class
Arthur W. Crumlish (3)	311,142	178,067	489,209	3.4%
James R. Helvey III	98,427	—	98,427	0.7%
David H. Klein	111,060	33,096	144,156	1.0%
Valerie Rahmani	96,543	—	96,543	0.7%
Daniel J. Sullivan	268,257	200,000	468,257	3.3%
Owen J. Sullivan	73,876	—	73,876	0.5%
Filip J.L. Gydé	152,943	69,750	222,693	1.6%
Jeffrey D. Gerkin (4)	7,558	7,867	15,425	0.1%
John M. Laubacker	106,589	52,525	159,114	1.1%
Peter P. Radetich	128,025	77,875	205,900	1.4%

All directors and executive officers as a group (10 persons)	1,354,420	619,180	1,973,600	13.9%

(1)	Amounts represent number of shares available to purchase through the exercise of options that were exercisable on or within 60 days after June 7, 2019.

(2)

The beneficial ownership information presented is based upon information furnished by each person or contained in filings made with the Securities and Exchange Commission. Except as otherwise indicated, each holder has sole voting and investment power with respect to the shares indicated.

(3)	Mr. Crumlish retired as Chief Executive Officer and President of the Company and resigned as a director on March 1, 2019.

(4)	Mr. Gerkin resigned from the Company on March 8, 2019.

THE BOARD OF DIRECTORS AND COMMITTEES

The Board of Directors is divided into 3 classes serving staggered 3 year terms. The Board has 6 directors and the following committees: (i) Audit, (ii) Compensation, and (iii) Nominating and Corporate Governance. During 2018, the Board and the Committees held a combined total of 24 meetings. Each director attended at least 75% of the total number of Board and committee meetings. The Company encourages its Directors to attend its annual meetings but has not adopted a formal policy requiring attendance. All Directors were in attendance either in person or by telephone at the 2018 annual meeting of shareholders.

Director Independence and Executive Sessions

The Board of Directors affirmatively determined in February 2019 that each of the Company’s five non-management directors, which include James R. Helvey III, David H. Klein, Valerie Rahmani, Daniel J. Sullivan, and Owen J. Sullivan, is an independent director in accordance with our corporate governance policies and the standards of the NASDAQ Stock Market (“NASDAQ”). Messrs. Daniel J. Sullivan and Owen J. Sullivan are not related. As a result of these five directors being independent, a majority of our Company’s Board of Directors is currently independent as so defined. The Board of Directors has determined that there are no relationships between the Company and the directors classified as independent other than service on our Company’s Board of Directors.

The foregoing independence determination also included the conclusions of the Board of Directors that:

•

each member of the Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee described in this proxy statement is respectively independent under the standards listed above for purposes of membership on each of these committees; and

•	each of the members of the Audit Committee also meets the additional independence requirements under Rule 10A-3 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

Daniel J. Sullivan serves as the Chairman of the Board of Directors and is responsible for scheduling and setting the agenda for the executive sessions of the independent directors. Such executive sessions are expected to occur at regularly scheduled times during the fiscal year ending December 31, 2019, typically in conjunction with a regularly scheduled Board meeting, in addition to the separate meetings of the standing committees of the Board of Directors.

The Board of Directors has also adopted a statement of corporate governance principles that is available on the Company’s website. See “Corporate Governance and Website Information.”

Audit Committee

The Company has a separately-designated standing Audit Committee, which is composed of five directors: James R. Helvey III, Chairman, David H. Klein, Valerie Rahmani, Daniel J. Sullivan, and Owen J. Sullivan, and operates under a written charter adopted by the Board of Directors. The charter of the Audit Committee is available on our Company’s website. See “Corporate Governance and Website Information.” The Audit Committee met 6 times during 2018.

The primary purposes of the Audit Committee are to oversee on behalf of the Company’s Board of Directors: (1) the accounting and financial reporting processes of the Company and integrity of the Company’s financial statements, (2) the audits of the Company’s financial statements and appointment, compensation, qualifications, independence and performance of the Company’s independent registered public accounting firm, (3) the Company’s compliance with legal and regulatory requirements, (4) the Company’s internal audit function, and (5) the preparation of the Audit Committee report that SEC rules require to be included in the annual proxy statement. The Audit Committee’s job is one of oversight. Management is responsible for the Company’s financial reporting process including its system of internal control, and for the preparation of the Company’s consolidated financial statements in accordance with U.S. generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for auditing those financial statements. It is the Audit Committee’s responsibility to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct audits or accounting reviews. Therefore, the Audit Committee has relied on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles, on its discussions with the independent registered public accounting firm and on the representations of the Company’s independent registered public accounting firm included in its report on the Company’s financial statements.

The Board of Directors has determined that the members of the Audit Committee are independent as described above under “Director Independence and Executive Sessions” and that each of them is able to read and understand fundamental financial statements. The Board of Directors has determined that James R. Helvey III is an “audit committee financial expert” as defined in Item 407 of Regulation S-K. Under the rules of the SEC, the determination that a person is an audit committee financial expert does not impose on such person any duties, obligations or liability any greater than the duties, obligations and liability imposed on any other member of the Audit Committee or the Board of Directors. Moreover, the designation of a person as an audit committee financial expert does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.

Audit Committee Report

The Audit Committee has reviewed and discussed the audited financial statements with management; and has discussed with the Company’s independent auditors the matters required to be discussed pursuant to PCAOB Auditing Standard No. 61, as amended. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accountant the independent registered public accountant’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

Submitted by the Audit Committee

James R. Helvey III, Chairman

David H. Klein

Valerie Rahmani

Daniel J. Sullivan

Owen J. Sullivan

Nominating and Corporate Governance Committee and Director Nomination Process

The Nominating and Corporate Governance Committee is composed of David H. Klein, Chairman, James R. Helvey III, Valerie Rahmani, Daniel J. Sullivan, and Owen J. Sullivan. This Committee held 3 meetings during 2018.

This Nominating and Corporate Governance Committee has a charter that is available on our Company’s website. See “Corporate Governance and Website Information.” The primary purposes of the Committee are to

(a) identify and select the individuals qualified to serve on the Company’s Board of Directors for election by shareholders at each annual meeting of shareholders and to fill vacancies on the Board of Directors, (b) implement the Board’s criteria for selecting new directors, (c) develop, recommend to the Board, and assess corporate governance policies for the Company, and (d) oversee the evaluation of the Board.

The Board of Directors has determined that the members of the Nominating and Corporate Governance Committee are independent as described above under “Director Independence and Executive Sessions.”

Director Nominations Made by Shareholders. The Nominating and Corporate Governance Committee will consider nominations timely made by shareholders pursuant to the requirements of our By-laws, which are further discussed under “Shareholder Proposals.” The Nominating and Corporate Governance Committee has not formally adopted any specific elements of this policy, such as minimum specific qualifications or specific qualities or skills that must be possessed by qualified nominees, beyond the Nominating and Corporate Governance Committee’s willingness to consider candidates proposed by shareholders.

Procedure for Shareholders to Nominate Directors. Any shareholder who intends to present a director nomination proposal for consideration at an annual meeting of shareholders may use the procedures set forth in the Company’s By-laws. For shareholder nominations of directors to be properly brought before an annual meeting by a shareholder pursuant to the By-laws, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. Subject to the rights of the holders of any class or series of stock having a preference over the Company’s common stock as to dividends or upon liquidation, nominations for the election of directors may be made by or at the direction of the Board of Directors or by any shareholder entitled to vote for the election of directors who complies with the following procedures. Any shareholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such shareholder’s intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to and received by the Secretary of the Company by the close of business at the principal executive offices of the Company (i) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the 10th day following the date public announcement of the date of such meeting is first made and (ii) with respect to an election to be held at an annual meeting of shareholders, not less than 90 and not earlier than 120 days prior to the one-year anniversary of the date of the preceding year’s annual meeting of shareholders; provided, however, that if the meeting is convened more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the shareholder of record to be timely must be so received not earlier than the close of business on the 120th day prior to the date of the annual meeting and not later than the close of business on the later of (1) the 90th day before the date of such annual meeting or (2) if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment or postponement of an annual meeting of shareholders for which notice has been given commence a new time period (or extend any time period) for the giving of a notice by a shareholder.

Each such notice shall set forth as to the shareholder giving the notice and the beneficial owner or owners, if any, or other persons on whose behalf the nomination is made or acting in concert therewith (each, a “party”): (1) the name and address of such party; (2) a representation that the shareholder giving the notice is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) the class, series, and number of shares of the Company that are owned, directly or indirectly, beneficially and of record by each such party; (4) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or providing for a settlement payment or mechanism based on the price of any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company; (5) any proxy, contract, arrangement, understanding or relationship pursuant to which any party, either directly or acting in concert with another person or persons, has a right to vote, directly or indirectly, any shares of any security of the Company; (6) any short interest or other borrowing arrangement in any security of the Company held by each such party (for purposes of this provision, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (7) any rights to dividends on the shares of the Company owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Company, (8) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (9) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information set forth in this paragraph shall be supplemented by such shareholder or such beneficial owner or other person, as the case may be, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date); (10) any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (whether or not such party intends to deliver a proxy statement or conduct its own proxy solicitation); and (11) a statement as to whether or not each such party will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of common stock reasonably believed by such party to be sufficient to elect the persons proposed to be nominated by the shareholder.

Each such notice shall also set forth as to each person whom the shareholder proposes to nominate for election or reelection as a director: (1) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (2) the name and address of each such nominee; (3) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; (4) a written representation and agreement of each nominee (in the form provided by the Secretary of the Company upon written request) that such nominee would be in compliance, if elected as a director of the Company, and will comply with all corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company; (5) the consent of each nominee to serve as a director of the Company if so elected and (if applicable) to being named in the Company’s proxy statement and form of proxy as a nominee; and (6) the written representation and agreement of each nominee that such nominee currently intends to serve as a director of the Company for the full term for which such person would be standing for election, if elected.

A shareholder providing notice of a nomination for the election of a director shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not later than 5 business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than 5 business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). In addition, a shareholder must also comply with all applicable requirements of the Securities Exchange Act and the rules and regulations thereunder with respect to matters described above.

Board Composition and Diversity. The Nominating and Corporate Governance Committee’s current process for identifying and evaluating nominees for director consists of general periodic evaluations of the size and composition of the Board of Directors with a goal of maintaining continuity of appropriate industry expertise and knowledge of the Company. The Nominating and Corporate Governance Committee strives to compose the Board of Directors with individuals possessing a variety of complementary skills.

With respect to the nominees for election at this meeting and with respect to the other members of the Board, the Nominating and Corporate Governance Committee and the Board of Directors as a whole focused primarily on the experience, qualifications, attributes and skills discussed in each of the director’s biographies set forth above. In each case, the Nominating and Corporate Governance Committee and the Board of Directors considered important the achievements of the individual in the successful career described. With regard to Mr. Gydé, the Nominating and Corporate Governance Committee and the Board believe that it is important that they have immediate access to his direct involvement in the management of the Company as the Chief Executive Officer. With regard to Mr. Helvey, the Nominating and Corporate Governance Committee and the Board particularly noted his extensive financial experience and prior audit committee experience. With regard to Mr. Klein, the Nominating and Corporate Governance Committee and the Board particularly noted his extensive experience managing health plan entities and his knowledge of the healthcare industry, an important market for the Company’s services. With regard to Ms. Rahmani, the Nominating and Corporate Governance Committee and the Board particularly noted her experience in cyber-security and her extensive management experience within the IT Services industry. With regard to Mr. Daniel J. Sullivan, the Nominating and Corporate Governance Committee and the Board particularly noted the broad perspective resulting from his diverse experience in managing and serving as an officer for a large, public company. With regard to Mr. Owen J. Sullivan, the Nominating and Corporate Governance Committee and the Board particularly noted his extensive experience in the staffing solutions and professional resourcing industry, including his roles at ManpowerGroup.

Although diversity may be a consideration in the Nominating and Corporate Governance Committee’s process, the Nominating and Corporate Governance Committee and the Board of Directors do not have a formal policy with regard to the consideration of diversity in identifying director nominees. Since neither the Board nor the Nominating and Corporate Governance Committee has received any shareholder nominations in the past, the Nominating and Corporate Governance Committee has not considered whether there would be any differences in the manner in which the Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder.

Source of Recommendation for Current Nominees. The nominees for director included in this proxy statement have been formally recommended by the incumbent independent directors who serve on the Nominating and Corporate Governance Committee.

Past Nominations from More Than 5% Shareholders. Under the SEC rules (and assuming consent to disclosure is given by the proponents and nominee), the Company must disclose any nominations for director made by any person or group beneficially owning more than 5% of the Company’s outstanding common stock received by the Company by the date that was 120 calendar days before the anniversary of the date on which its proxy statement was sent to its shareholders in connection with the previous year’s annual meeting. The Company did not receive any such nominations.

Shareholder Communications to the Board of Directors

Any record or beneficial owner of the Company’s common stock who has concerns about accounting, internal accounting controls, auditing matters or any other matters relating to the Company and wishes to communicate with the Board of Directors on such matters may contact the Audit Committee directly. The Audit Committee has undertaken on behalf of the Board of Directors to be the recipient of communications from shareholders relating to the Company. If particular communications are directed to the full Board, independent directors as a group, or individual directors, the Audit Committee will route these communications to the appropriate directors or committees so long as the intended recipients are clearly stated. Alternatively, any interested parties may communicate with the Chairman of the Board of Directors by writing to Daniel J. Sullivan, c/o Computer Task Group, Incorporated, 800 Delaware Avenue, Buffalo, New York 14209.

Communications intended to be anonymous may be made by calling the Company’s Ethics and Compliance (Whistleblower) Hotline Service at 844-627-6885 and identifying ones self as an interested party intending to communicate with the Audit Committee (this third party service undertakes to forward such communications to the Audit Committee if so requested, assuming the intended recipient is clearly identified). You may also send communications intended to be anonymous by mail, without indicating your name or address, to Computer Task Group, Incorporated, 800 Delaware Avenue, Buffalo, New York 14209, Attention: Chairman of the Audit Committee. Communications not intended to be made anonymously may also be made by calling the hotline number or by mail to that address.

Shareholder proposals intended to be presented at a meeting of shareholders by inclusion in the Company’s proxy statement under SEC Rule 14a-8 or intended to be brought before a shareholders’ meeting in compliance with the Company’s By-laws are subject to specific notice and other requirements referred to under “Shareholder Proposals” and in applicable SEC rules and the Company’s By-laws. The communications process for shareholders described above does not modify or eliminate any requirements for shareholder proposals intended to be presented at a meeting of shareholders. If you wish to make a proposal to be presented at a meeting of shareholders, you may not communicate such proposals anonymously and may not use the hotline number or Audit Committee communication process described above in lieu of following the notice and other requirements that apply to shareholder proposals intended to be presented at a meeting of shareholders.

Corporate Governance and Website Information

The Company follows certain corporate governance requirements that it believes are in compliance with the corporate governance requirements of the NASDAQ listing standards and SEC regulations. The principal elements of these governance requirements as implemented by our Company are:

•	affirmative determination by the Board of Directors that a majority of the directors are independent;

•	regularly scheduled executive sessions of independent directors;

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Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee comprised of independent directors and having the purposes and charters described above under the separate committee headings;

•	internal audit function;

•	corporate governance principles of our Board of Directors;

•	specific authorities and procedures outlined in the charters of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee; and

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a Code of Business Conduct applicable to directors, officers and employees of our Company. This code also contains a sub-section that constitutes a code of ethics (the “Code of Ethics”) specifically applicable to the Chief Executive Officer, Chief Financial Officer and other members of our Company’s finance department based on their special role in promoting fair and timely public reporting of financial and business information about our Company.

The charters of the Audit Committee, Compensation Committee, and Nominating and Governance Committee, the corporate governance principles of the Board of Directors, and the Code of Conduct are available without charge on the Company’s website at www.ctg.com, by clicking on “Investors,” and then “Corporate Governance.” We will also send these documents without charge and in print to any shareholder who requests them. The Company intends to disclose any amendments to or waivers of the Code of Conduct on its website.

Board Leadership and Role in Risk Oversight

The Company’s Board has elected to separate the Chairman and the CEO roles and has appointed Daniel J. Sullivan to serve as the Company’s Chairman of the Board. The Company believes that splitting such roles promotes independent oversight of management and facilitates a balance of power more aligned with shareholder interests.

The Board views enterprise risk management (“ERM”) as an integral part of the Company’s strategic planning process and, as such, has charged the Audit Committee with the responsibility of overseeing the ERM process. To facilitate coordination of ERM at the operational level, the Audit Committee appointed the Company’s CFO as the Company’s Chief Risk Officer (“CRO”). In this capacity, the CFO works with the CEO and executive officers of the Company to provide periodic ERM reports to the Audit Committee and strives to generate careful and thoughtful attention on the Company’s ERM process, the nature of material risks to the Company and the adequacy of the Company’s policies and procedures designed to mitigate these risks. Among the matters that are considered in the Company’s ERM process is the extent to which the Company’s policies and practices for incentivizing and compensating employees, including non-executive officers, may create risks that are reasonably likely to have a material adverse effect on the Company. In this manner, the Board believes it appropriately encourages management to promote a corporate culture that appreciates risk management and incorporates it into the overall strategic planning process of the Company.

Audit Committee’s Review of Related Person Transactions

In accordance with the Audit Committee charter, the Audit Committee reviews related person transactions. It is the Company’s written policy that it will not enter into transactions that are considered related person transactions that are required to be disclosed under Item 404 of Regulation S-K unless the Audit Committee or another independent body of the Board of Directors first reviews and approves the transactions.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee Composition and Primary Purposes

The Compensation Committee of the Board of Directors consists of Valerie Rahmani, Chair, James R. Helvey III, David H. Klein, Daniel J. Sullivan, and Owen J. Sullivan. The Compensation Committee is responsible for overseeing the administration of the Company’s employee stock and benefit plans, establishing policies relating to the compensation of employees and setting the terms and conditions of employment for executive officers. During 2018, the Compensation Committee held a total of 6 meetings. The Board of Directors has determined that the members of the Compensation Committee are independent.

The Compensation Committee has a charter that is available on our Company’s website. See “Corporate Governance and Website Information”. The Compensation Committee reviews the charter annually and updates the charter as necessary.

The primary purposes of the Compensation Committee are to:

(1)	review and approve corporate goals and objectives relevant to the Company’s compensation philosophy;

(2)	evaluate the CEO’s performance and determine the CEO’s compensation in light of those goals and objectives;

(3)	review and approve executive officer compensation, incentive compensation plans and equity-based plans; and

(4)	produce an annual report on executive compensation, and approve the Compensation Discussion and Analysis, for inclusion in the Company’s annual proxy statement or annual report on Form 10-K.

The Committee may delegate to one or more officers designated by the Committee the authority to make grants of options and restricted stock to eligible individuals other than directors and officers, provided the Committee shall have fixed the exercise price or a formula for determining the exercise price for each grant, approved the vesting schedule, authorized any alternative provisions as are necessary or desirable to facilitate legal compliance or to ensure the effectiveness or tax-qualified status of the award under the laws of countries outside the U.S. when grants are made to non-U.S. employees, approved the form of documentation evidencing each grant, and determined the number of shares or the basis for determining such number of shares by position, compensation level or category of personnel.

Effect of Say-on-Pay Vote

At the July 2018 annual meeting, shareholders were asked to approve the Company’s fiscal 2017 executive compensation programs. Of those who voted (excluding broker non-votes), over 88% voted to approve the proposal. In light of these results, and in consideration of shareholder input obtained from outreach efforts taken in connection with the 2018 meeting, the Compensation Committee carefully reviewed the Company’s executive compensation practices. The Committee concluded that the Company’s existing executive compensation programs continue to be the most appropriate for the Company and effective in rewarding executives commensurate with business results. The Committee believes that the best way to align the CEO’s compensation with shareholder interests is to place the majority of his compensation at risk in the form of long-term performance-based equity awards and annual incentive opportunity.

Compensation Philosophy and Executive Compensation Objectives

Given the exceptionally competitive nature of the IT Industry, the Compensation Committee and management believe it is strategically critical to attract, retain and motivate the most talented employees possible by providing competitive total compensation packages. This general philosophy on compensation applies to all employees of the Company. With regard to executive officer compensation, the Company seeks to accomplish the following high-level objectives:

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Offer a Competitive Total Compensation Package. To attract the most talented executive officers possible, the Company should tailor each executive officer’s total compensation plan to reflect average total compensation offered at similar organizations. This is accomplished by means of routine compensation surveying, the process for which is described further below.

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Tie Total Compensation to Performance in a Meaningful Manner. To promote the Company’s overall annual and long-term financial and operating objectives, a significant portion of total compensation should be based upon the accomplishment of specific Company objectives within an executive officer’s purview. This is accomplished by means of various performance-based incentive plans described further below.

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Encourage Executives to Think Like Shareholders. To promote the best interests of shareholders, executive officers should be encouraged to maintain a significant equity interest in the Company. This is accomplished by means of various equity award plans described further below.

How Executive Compensation is Determined

In order to promote the Company’s objective of tying total compensation to performance in a meaningful manner, the Company has adopted a uniform approach to compensation planning. In short, once the Board of Directors has reviewed and approved the corporate goals and objectives for the entire Company, the Compensation Committee begins the process of setting compensation for the executive officers. Once compensation has been set for the executive officers, they in turn are able to set performance-based objectives for their direct reports. This approach to compensation planning continues throughout the organization. In this manner, the compensation planning process seeks to optimize shareholder value by integrating appropriate employee responsibilities with corporate objectives.

In an effort to accomplish the Company’s objective of offering competitive total compensation packages, the Compensation Committee routinely surveys total compensation packages for all executive officers. In 2018, as has been the practice for several years, the Compensation Committee retained the services of Pay Governance LLC (“Pay Governance”), a highly regarded independent compensation consulting firm, to undertake an annual compensation review for each of the Company’s executive officers. Pay Governance reports to, and acts solely at the direction of, the Compensation Committee. Pay Governance does not provide any other services to the Company or any of the Company’s executive officers individually, aside from those services provided to the Compensation Committee. Pay Governance has provided the Committee with appropriate assurances and confirmation of its independent status. In addition, the Committee considered the factors set forth in 17 C.F.R. §240.10C-1(b) (4) (i)-(vi) and believes that Pay Governance has been independent throughout its services to the Committee. Prior to conducting the study, Pay Governance was provided with job descriptions for each of the executive officers and was specifically instructed to provide the Compensation Committee with a Competitive Market Analysis, a written report for each executive officer reflecting the competitive range of total compensation for comparable positions.

Surveying Methodology Used. Pay Governance used a Towers Watson executive compensation database to create the report. This database contains compensation data from approximately 750 companies. From this data, Pay Governance performed regression analyses designed to identify a competitive range for jobs in similar companies by revenue size, and in similar business units or with similar position-specific revenue responsibilities. Pay Governance’s competitive range is based solely on external competitive data and does not take individual performance or internal pay equity into account. The competitive range identified in the Pay Governance report approximates the statistical mean within one standard deviation. As such, the competitive range tends to fall within approximately 15% of either side of the median. Deviation within this range is usually explained by differences in experience, length of service and/or differences in responsibilities.

For 2018, the Pay Governance report observed that total compensation for all named executive officers, except Mr. Crumlish, was within the competitive range. The total compensation for Mr. Crumlish was within the competitive range prior to his promotion to CEO in July 2016 but below the competitive range for CEOs thereafter.

To further assess the Company’s overall compensation practices versus the market, Pay Governance collected pay data for the CFO position from the most recent proxy statements for a number of peer companies selected by the Compensation Committee.1 Pay Governance selected only the CFO position because all companies are required to report data on this position, and the duties are generally comparable. The results of this comparison indicated that the compensation level for the CFO fell between the 25th and 50th percentiles of the peer companies.

Upon completion of the report, the Compensation Committee met personally with a representative of Pay Governance to review the document. The Compensation Committee used a separate Pay Governance study, in conjunction with the Company’s overall long-term financial and operating objectives for 2018, to set total compensation for the Company’s current CEO. The Company’s CEO did not have a direct role in establishing the terms of his compensation. The details of CEO total compensation for 2018 are discussed below.

The CEO used the Pay Governance Competitive Market Analysis, in conjunction with the Company’s overall long-term financial and operating objectives for 2018, to make compensation recommendations to the Board for each executive officer. It has been the practice of the Board to approve total compensation packages that contain a significant portion of tailored, performance-based incentives within the executive officer’s purview. The executive officers have no direct role in establishing the terms of their compensation or the compensation of the Directors. The details of each named executive officer’s total compensation for 2018 are discussed below.

Components of Executive Compensation

The compensation paid to the Company’s executive officers, as reflected in the tables set forth in this proxy statement, can be broken down into the following three general categories: (i) Baseline Compensation, (ii) Performance-Based Incentives, and (iii) Equity-Based Incentives.

Baseline Compensation

Baseline Compensation includes annual base salary, standard employee benefits generally available to all employees and participation in certain executive-level employee benefit programs. Once awarded, compensation payments made under this component are provided during the course of the year without regard to achievement of specific performance-based objectives. The Company chooses to pay this component of compensation because it comprises the foundation of executive compensation. As such, the Company considers maintaining competitive levels of baseline compensation essential to attracting and retaining talented personnel.

Annual Base Salary—In an effort to stay competitive, annual salaries for executive officers are reviewed by the Compensation Committee on a yearly basis. With respect to determining the base salary of executive officers, the Committee takes into consideration the compensation report prepared by Pay Governance, the executive’s individual performance as well as internal equity considerations. Of these factors, the Pay Governance report is generally given the most weight. In addition, if circumstances warrant, such as a change in role or responsibility, the Compensation Committee may grant discretionary bonuses from time to time to executive officers. The Compensation Committee granted no discretionary bonuses in 2018.

[1]

The companies selected were: Allscripts Healthcare Solutions, Inc., Atos Syntel, BG Staffing, Inc., Huron Consulting Group, Inc., Kforce Inc., Leidos Holdings, Inc., Mastech Digital, Inc., Navigant Consulting, Inc., and Volt Information Services, Inc.

Standard Employee Benefits—Executive officers are entitled to participate in the same benefit programs afforded generally to all other employees of the Company. Such benefits generally include a 401(k) program, Medical/Dental/Vision Health Plans, Employee Stock Purchase Plan, Short-Term and Long-Term Disability Plans, and a Flexible Spending Account Plan.

Executive-Level Benefits—In addition to the benefits afforded to employees generally, executive officers are also eligible to participate in or receive the benefit of the following Company-sponsored Executive-Level Benefits: Long-Term Executive Disability Plan, Executive Life Insurance Plan, Accidental Death & Dismemberment, Travel Accident Plan, Income Tax Preparation and Advice program, and the Company’s change in control agreements. Mr. Gydé does not have a change in control agreement as Belgian law determines the calculation of separation benefits. Mr. Gydé’s stock options and restricted stock that have been awarded to him pursuant to the Company’s 2010 Equity Award Plan were amended in May 2019 in connection with his appointment to Chief Executive Officer to provide for immediate vesting in the event his employment is terminated within 6 months before or 24 months after a change in control. A synopsis of these executive-level benefits is provided below:

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Long-Term Executive Disability Plan. The Company will pay, on the executive’s behalf, the premiums associated with maintaining a long-term disability policy with approximately 70% salary replacement up to $29,000 per month. The benefits provided under the Long-Term Executive Disability Plan are provided in lieu of the Long-Term Disability Plan afforded to employees generally.

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Executive Life Insurance Plan. The Company will pay, on the executive’s behalf, the premiums associated with maintaining a life insurance policy with coverage equal to 3 times current annual base salary.

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Accidental Death & Dismemberment & Travel Accident Plan. The Company will pay, on the executive’s behalf, the premiums associated with maintaining an accidental death and dismemberment policy with coverage equal to 4 times current annual base salary.

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Income Tax Preparation and Advice Program. The Company will generally reimburse executives for out-of-pocket fees expended, up to $2,000 (2,000 Euros for Mr. Gydé, increased to 11,000 Euros for 2019 in light of the increased complexity of his tax reporting obligations triggered by his promotion to CEO, and 6,000 Euros thereafter) for tax preparation, financial planning or advice.

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Change in Control Agreements. All executive officers’ change in control agreements contain double trigger mechanisms. Pursuant to the terms of these agreements, executives are generally entitled to the following benefits in the event of a change in control (as defined in the agreements): (a) immediate vesting of all stock-related awards granted under the 2010 Equity Award Plan, the 2000 Equity Award Plan, or the 1991 Restricted Stock Plan and (b) immediate vesting and cash payout of any deferred compensation accruing pursuant to the Company’s Nonqualified Key Employee Deferred Compensation Plan. Further, additional severance benefits apply in the event the executive’s employment is terminated for Good Reason by the executive or without Cause by the Company within 6 months before or 24 months after the date of change in control. These additional severance benefits include: a lump sum payment of two times the executive’s annual rate of salary, a lump sum payment of two times the executive’s average annual Incentive (calculated from the preceding three years), a lump sum payout (in lieu of continued healthcare coverage) equal to 25% of current salary and highest annual Incentive (from the preceding 3 years), indemnification coverage for a period of 60 months and a cash-out of equity-based compensation. For more information on Potential change in control related payments, see “Potential Payments upon Termination or Change in Control.”

Performance-Based Incentives

Performance-based incentives include an annual cash incentive (“Incentive”). Compensation payments provided under this program are conditional upon the accomplishment of specific performance-based goals. The

Company chooses to pay this component of compensation because it believes this compensation program is critical to motivating executive officers in a manner that directly impacts shareholder value.

Annual Cash Incentive Compensation—Each executive officer’s total annual compensation includes a potential Incentive award. Incentive payments are contingent upon the accomplishment of certain performance-based objectives selected by the Compensation Committee annually. In selecting objectives, the Compensation Committee seeks to individually tailor performance criteria for each executive officer. The amounts of the Incentive, and the formula for calculating actual payments, are regularly reviewed and surveyed in conjunction with the Pay Governance study discussed earlier. In 2018, the Compensation Committee established performance objectives for the executive officers based on targeted levels of revenue and operating income. To the extent an executive officer has specific operational responsibilities, performance objectives were split between: (i) consolidated revenue and operating income for the entire Company and (ii) business unit revenue and gross profit for that executive officer’s focus of operation. Targets for non-operational executive officers, including the CEO, were based solely on consolidated revenue and operating income for the entire Company. In 2018, the planned consolidated revenue and consolidated operating income targets for all executive officer incentive plans were $357,984,000 and $7,644,000, respectively.

The formula for calculating each executive officer’s Incentive, except Mr. Gydé, provides that at least 90% of the stipulated plan target (“Threshold”) must be achieved before any remuneration is awarded for that objective. If the Threshold is achieved, the executive officer receives 75% of the designated plan award for that objective. Then, for each additional percentage point achieved above the Threshold, up to 100% of the plan target (“Objective Goal”), the executive officer receives another 2.5% of the designated plan award for that objective. For each additional percentage point achieved above the Objective Goal, the executive officer receives another 5% of the designated plan award for that objective. Each plan prohibits the receipt of amounts in excess of 200% of the designated plan award for that objective. For Mr. Gydé, the formula for calculating his incentive requires that 80% of the Threshold must be achieved before any remuneration is awarded for that objective. If the Threshold is achieved, Mr. Gydé will receive 50% of the designated plan award for that objective. For each additional percentage point achieved above the Threshold, up to 100% of the plan target (“Objective Goal”), Mr. Gydé will receive another 2.5% of the designated plan award for that objective. For each additional percentage point achieved above the Objective Goal, Mr. Gydé will receive another 5% of the designated plan award for that objective, with a limit of 200% of the designated plan award for that objective.

The plan award is generally calculated as a percentage of annual base salary. In 2018, the plan awards were: (i) for Mr. Crumlish, CEO, approximately 107% of base salary actually paid, (ii) for Mr. Laubacker, CFO, approximately 66% of base salary actually paid, (iii) for Mr. Gydé, EVP, 51% of base salary actually paid, (iv) for Mr. Gerkin, EVP, approximately 62% of base salary actually paid, and (v) for Mr. Radetich, SVP, approximately 72% of base salary actually paid.

The Compensation Committee believes that each executive officer’s Incentive plan targets for 2018 involved a reasonably challenging degree of difficulty that considers current economic challenges and reflects the Board’s desire to maintain flexibility in enhancing the executive officer’s focus, motivation and enthusiasm. In exceptional circumstances, the Compensation Committee exercises discretion to award Incentive compensation absent achievement of the specified thresholds or to reduce or increase the size of any award or payout. In this manner, the Compensation Committee believes that each executive officer’s Incentive plan targets are reasonably tailored to promote the Company’s overall annual and long-term financial goals.

Deferred Compensation—This component of executive compensation consists of contributions made under the Deferred Compensation Plan by those executives that choose to defer all or a part of their compensation under the plan. Executives chosen to participate in the plan are eligible to elect to defer a percentage of their annual cash compensation. Effective as of January 1, 2017 the Company has elected to stop making Company contributions under the plan.

Equity-Based Incentives

This component of executive compensation consists of grants of restricted stock and stock options under the Company’s 2010 Equity Award Plan. In making such grants, the Compensation Committee considers an executive’s past contributions and expected future contributions toward Company performance. Grants are made to key employees of the Company who, in the opinion of the Compensation Committee, have had and are expected to continue to have a significant impact on the long-term performance of the Company. The awards are designed to reward individuals who remain with the Company and to further align employee interests with those of the Company’s shareholders. The Company chooses to pay this component of compensation because it believes that stock ownership by management is beneficial in aligning management’s activities and decisions with shareholders’ interests of maximizing share value.

Except in circumstances of new or recently promoted executive officers, the Compensation Committee generally grants equity compensation on a set date each year. The Company does not time or plan the release of material non-public information for the purpose of affecting the value of compensation. Equity awards may also be granted at other meetings of the Compensation Committee to individuals who become executive officers, are given increased responsibilities during the year or in recognition of special accomplishments. The Company has adopted stock ownership guidelines for senior executive officers requiring: (i) the CEO to own Company shares valued at 5 times his or her own base salary, and (ii) the CFO, Executive Vice Presidents, and Senior Vice Presidents with oversight of operating segments, to own Company shares valued at 3 times his or her own base salary.

Restricted Stock Grants During 2018—The Compensation Committee granted restricted stock awards under the 2010 Equity Award Plan to various executive officers as identified in the tables below. In general, recipients of restricted stock awards receive a specified number of non-transferable restricted shares to be held by the Company, in the name of the grantee, until satisfaction of stipulated vesting requirements. Upon satisfaction of such vesting requirements, restrictions prohibiting transferability will be removed from the vested shares. In determining whether to grant an individual restricted stock, the Compensation Committee considers an executive’s contribution toward Company performance, expected future contribution and the number of options and shares of common stock presently held by the executive. For awards of restricted stock granted in 2018 to executive officers, shares vest over a 3 year period as follows: (i) 50% of the amount of an award will vest only if the thirty-trading-day average closing price of the Company’s common stock equals or exceeds a 50% increase in its stock price in the 3 year period from the date of grant, and (ii) the remaining 50% of the amount of an award will vest only if the thirty-trading-day average closing price of the Company’s common stock equals or exceeds a 100% increase in its stock price in the 3 year period from the date of grant.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Compensation Committee

Valerie Rahmani, Chairman

James R. Helvey III

David H. Klein

Daniel J. Sullivan

Owen J. Sullivan

Compensation Committee Interlocks and Insider Participation

During the last completed fiscal year, the Compensation Committee was comprised entirely of independent directors. The Compensation Committee of the Board of Directors is composed of Valerie Rahmani, Chair, James R. Helvey III, David H. Klein, Daniel J. Sullivan, and Owen J. Sullivan.

2018 SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Stock Awards ($) (1) (e)	Option Awards ($) (2) (f)	Non-Equity Incentive Plan Compensation ($) (g)		All Other Compensation ($) (5) (i)		Total ($) (j)
Arthur W. Crumlish	2018	$410,000	$158,940	$—	$222,413	(3)	$16,380	(9)	$807,733
President and CEO (July 2016 to March 1, 2019) SVP and GM, Strategic Staffing Solutions					$—	(4)	$—
	2017	$410,000	$91,977	$—	$155,680	(3)	$19,121	(9)	$676,778
					$—	(4)
	2016	$314,293	$210,402	$173,908	$124,963	(3)	$36,880	(9)	$882,409
					$21,963	(4)

John M. Laubacker	2018	$320,000	$71,640	$—	$106,152	(3)	$30,323	(6)	$528,115
EVP, CFO and Treasurer (April 2017 to present)					$—	(4)
	2017	$260,411	$66,866	$45,991	$67,069	(3)	$22,543	(6)	$462,880
					$—	(4)

Filip J.L. Gydé (11)	2018	$356,971	$45,000	$—	$229,406	(3)	$113,268	(7)	$744,645
EVP, President and GM, CTG Europe					$—	(4)
	2017	$271,891	$28,715	$—	$279,667	(3)	$107,855	(7)	$688,128
					$—	(4)
	2016	$258,129	$128,420	$—	$120,916	(3)	$124,419	(7)	$631,884
					$—	(4)

Jeffrey D. Gerkin (12)	2018	$325,000	$—	$—	$141,609	(3)	$19,134	(8)	$485,743
SVP and GM, CTG North America					$—	(4)

Peter P. Radetich	2018	$283,000	$50,400	$—	$102,689	(3)	$20,018	(10)	$456,107
SVP and General Counsel					$—	(4)
	2017	$283,000	$29,167	$—	$71,878	(3)	$34,359	(10)	$418,404
					$—	(4)
	2016	$278,000	$129,366	$—	$21,977	(3)	$43,573	(10)	$487,915
					$14,999	(4)

(1)

The amounts in column (e) reflect the aggregate grant date fair value for the awards granted in the fiscal years ended December 31, 2018, 2017, and 2016 as applicable, as computed in accordance with FASB ASC Topic 718. The assumptions used in the calculation of these amounts are included in footnote 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2018 included in Item 8, “Financial Statements and Supplementary Data.”

(2)

The amounts in column (f) reflect the aggregate grant date fair value for the options granted in the fiscal years ended December 31, 2018, 2017, and 2016 as applicable, as computed in accordance with FASB ASC Topic 718. The assumptions used in the calculation of these amounts are included in footnote 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2018 included in Item 8, “Financial Statements and Supplementary Data.”

(3)	Represents cash payments earned under the respective executive’s annual cash incentive plan.

(4)	Represents amounts contributed by the Company under the Computer Task Group, Incorporated Nonqualified Deferred Compensation Plan in 2016. Contributions to this plan were eliminated in 2017.

(5)

Life Insurance. During 2018, 2017, and 2016, the Company provided life insurance benefits for Messrs. Crumlish, Laubacker and Radetich. The premiums paid by the Company in 2018 for this benefit included $0, $13,268, and $0, respectively. The premiums paid by the Company for this benefit in 2017 for Messrs. Crumlish, Laubacker, and Radetich totaled $0, $11,759, and $20,000, respectively. The premiums paid for this benefit in 2016 for Messrs. Crumlish and Radetich totaled $0 and $20,000, respectively.

401(k) Contributions. The Company may match up to 3% of the contributions made by Messrs. Crumlish, Laubacker, Gerkin, and Radetich to the Computer Task Group, Incorporated 401(k) Retirement Plan. There were no contributions made by the Company to the executives in 2018 or 2017. Contributions made by the Company during 2016 for Messrs. Crumlish and Radetich totaled $7,950 and $0, respectively.

(6)

In addition to life insurance premiums (as further disclosed in footnote 5), during 2018, Mr. Laubacker received a total value of $17,055 in Other Compensation for the following Executive-Level Benefits: Long-Term Executive Disability Plan, Accidental Death & Dismemberment & Travel Accident Plan, and the Executive Medical and Dental Plan.

(7)

In accordance with Belgian law the Company is required to pay Mr. Gydé: (i) 92% of one month’s pay as vacation pay and (ii) a year-end premium equal to one month’s base salary. Together, these legal obligations totaled $63,005 in 2018, $56,673 in 2017, and $72,896 in 2016. The Company also makes contributions towards Mr. Gydé’s cafeteria plan account, which is a plan generally available to all Belgium employees. Contributions to Mr. Gydé’s cafeteria plan totaled $30,773 in 2018, $34,794 in 2017, and $33,260 in 2016.

The Company also leases an automobile for Mr. Gydé’s use, as is done for all Belgium employees with a likelihood of traveling. The cost to the Company for leasing Mr. Gydé’s automobile was $17,128 in 2018, $16,388 in 2017, and $16,050 in 2016. Mr. Gydé also received $2,362, $2,001 and $2,213 for the Income Tax Preparation and Financial Advice Program in 2018, 2017, and 2016, respectively. Mr. Gydé is paid in Euros and amounts are converted to United States dollars based on the average foreign currency exchange rate for 2018.

(8)	In 2018, Mr. Gerkin received a total of $19,134 for executive-level benefits.

(9)

In addition to life insurance premiums and 401(k) contributions (as further disclosed in footnote 5), during 2018 Mr. Crumlish received a total value of $16,380 for the following executive-level benefits: Long-Term Executive Disability Plan, Accidental Death & Dismemberment & Travel Accident Plan, the Executive Medical and Dental Plan, and the Income Tax Preparation and Advice Program. In 2017 and 2016, Mr. Crumlish received a total value of $19,121 and $28,930 for these benefits, respectively.

(10)

In addition to life insurance premiums (as further disclosed in footnote 5), during 2018 Mr. Radetich received a total value of $20,018 for the following executive-level benefits: Long-Term Executive Disability Plan, Accidental Death & Dismemberment & Travel Accident Plan, the Executive Medical and Dental Plan, and the Income Tax Preparation and Advice Program. During 2017 and 2016, Mr. Radetich received a total value of $34,359 and $24,026 from these Executive Level Benefits, respectively.

(11)	Mr. Gydé was promoted to President and Chief Executive Officer effective March 1, 2019.

(12)	Mr. Gerkin resigned from the Company effective March 8, 2019.

Specific Executive Officer Compensation Plans and Employment Agreements

Filip J.L. Gydé, CEO. In 2018, Mr. Gydé’s compensation included annual base salary payments of $356,971, an Incentive of $229,406, and a grant of 25,000 restricted shares with a performance condition. Pursuant to Belgian law, the Company is required to pay Mr. Gydé (i) 92% of one month’s pay as vacation pay and (ii) a year-end premium equal to one month’s pay. These amounts are not reflected in Mr. Gydé’s salary. In setting baseline compensation and the performance standards for Mr. Gydé, the Compensation Committee considered the Pay Governance report. The total amount of compensation that Mr. Gydé received was based on a combination of his baseline compensation and the extent to which the thresholds for compensation were achieved under his performance-based incentives. Pursuant to Belgian law, the Company is required to pay Mr. Gydé certain additional benefits that are generally afforded to all Belgian employees. These statutory benefits totaled $113,268 (“2018 Summary Compensation Table”) in 2018.

Effective as of March 1, 2019 and pursuant to the terms of his employment agreement, upon his appointment as President and Chief Executive Officer, Mr. Gydé will receive an annual base salary of 395,357.00 Euros ($450,000 equivalent as of the date of the agreement) that will be split equally between the Company and the Belgian subsidiary. During 2019 Mr. Gydé will be eligible to receive an annual cash bonus with a target of 395,357.00 Euros ($450,000 equivalent as of the date of the agreement). He will receive an annual cash bonus payment of at least 197,678.50 Euros for the 2019 calendar year. The cash incentive target is limited to 2019 calendar year only. In addition, Mr. Gydé will continue to participate in all benefit plans made available to Belgian employees generally under Belgian law to the extent such participation is permissible under applicable law and the terms of the relevant plan, including assurances to permit continued participation in Belgian social security. Mr. Gydé will not be eligible to participate in any Company executive or supplemental retirement plans, deferred compensation arrangements or U.S. health or medical insurance plan. While Mr. Gydé’s principal place of employment will be in Belgium, he will serve at the Company’s headquarters in Buffalo, New York for as much time as necessary or advisable to properly discharge his duties and responsibilities as Chief Executive Officer or as otherwise directed by the Board. Mr. Gydé will also be entitled to reimbursement for reasonable travel and housing expenses incurred in connection with travel on Company business. Mr. Gydé’s employment agreement also provides for termination indemnification in the event of termination. See “Potential Payments Upon Termination or Change in Control.”

Arthur W. Crumlish, CEO. In 2018, Mr. Crumlish’s total compensation included annual base salary payments of $410,000, an Incentive of $222,413, and a grant of 88,300 restricted shares with a performance condition. In setting baseline compensation and the performance standards for Mr. Crumlish’s compensation, the Compensation Committee considered the Pay Governance report. The total amount of compensation that Mr. Crumlish received was based on a combination of his baseline compensation and the extent to which the thresholds for compensation were achieved under his performance-based incentives.

Mr. Crumlish’s Employment Agreement (“Agreement”) provides that:

•	compensation would be reviewed and adjusted annually by the Compensation Committee as appropriate;

•	either party may terminate the employment relationship upon 60 days prior written notice to the other;

•	competitive activities, and other activities adverse to the Company’s interests, are prohibited during the term of the employment relationship and for a 6 month period after any termination thereof.

The Agreement also provides severance compensation in the event of termination. In the event of termination by Mr. Crumlish for Good Reason (as defined in the Agreement), or by the Company other than for Cause (as defined in the Agreement), or if he dies or becomes disabled, Mr. Crumlish would receive a lump-sum cash payment equal to his current base salary plus the average annual cash Incentive paid to him in the 3 years leading up to the actual date of termination. Mr. Crumlish would also continue to receive medical and dental benefits for a period of 12 months. Mr. Crumlish retired effective March 1, 2019. See “Potential Payments Upon Termination or Change in Control.”

John M. Laubacker, CFO. In 2018, Mr. Laubacker’s total compensation included annual salary payments of $320,000, an Incentive of $106,152, and a grant of 39,800 restricted shares with a performance condition. In setting baseline compensation and the performance standards for Mr. Laubacker’s compensation, the Compensation Committee considered the Pay Governance report. The total amount of compensation that Mr. Laubacker received was based on a combination of his baseline compensation and the extent to which the thresholds for compensation were achieved under his performance-based incentives.

Jeffrey D. Gerkin, EVP. In 2018, Mr. Gerkin’s compensation included annual base salary payments of $325,000 and an Incentive of $141,609. In setting baseline compensation and the performance standards for Mr. Gerkin’s compensation, the Compensation Committee considered the Pay Governance report and his past performance. The total amount of compensation that Mr. Gerkin received was based on a combination of his baseline compensation and the extent to which the thresholds for compensation were achieved under his performance-based incentives. Mr. Gerkin resigned from the Company on March 8, 2019.

Peter P. Radetich, SVP. In 2018, Mr. Radetich’s compensation included annual base salary payments of $283,000, an Incentive of $102,689, and a grant of 28,000 restricted shares with a performance condition. In setting baseline compensation and the performance standards for Mr. Radetich’s compensation, the Compensation Committee considered the Pay Governance report and his past performance. The total amount of compensation that Mr. Radetich received was based on a combination of his baseline compensation and the extent to which the thresholds for compensation were achieved under his performance-based incentives.

2018 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name (a)	Grant Date (b)	Threshold (c) ($)	Target (d) ($)	Maximum (e) ($)	Threshold (f) #	Target (g) #	Maximum (h) #	All Other Stock Awards: Number of Shares of Stock or Units (i) #	All Other Option Awards: Number of Securities Underlying Options (j) #	Exercise or Base Price of Option Awards (k) ($/sh)	Grant Date Fair Value of Stock and Option Awards (l) ($)
Arthur W. Crumlish	3/20/2018	$330,000	$440,000	$880,000	44,150	88,300	88,300	—	—	$—	$158,940
John M. Laubacker	3/20/2018	$157,500	$210,000	$420,000	19,900	39,800	39,800	—	—	$—	$71,640
Filip J. L. Gydé	3/20/2018	$91,028	$182,055	$364,110	12,500	25,000	25,000	—	—	$—	$45,000
Jeffrey D. Gerkin		$150,000	$200,000	$400,000	—	—	—	—	—	$—	$—
Peter P. Radetich	3/20/2018	$101,575	$203,149	$406,298	14,000	28,000	28,000	—	—	$—	$50,400

(1)

The amounts shown in column (c) reflect Incentives that would be paid for achieving 90% of all stipulated plan targets, except for Mr. Gyde, whose would be paid the reflected amounts for achieving 80% of his stipulated plan targets. The amounts shown in column (d) reflect Incentives that would be paid for achieving 100% of all stipulated plan targets. The amounts shown in column (e) reflect the maximum Incentives that would be paid under the stipulated plan. Further discussion of Incentive plan calculations is provided under the section entitled “Annual Cash Incentive Compensation,” found earlier in this proxy statement under the heading “Performance-Based Incentives.”

Grants of Plan-Based Awards

Each of the Non-Equity Incentive Plan Awards represented in the table above were Incentive awards granted to the named executive officers during 2018. Such Incentive awards are described earlier in this report under the heading “Performance-Based Incentives.” The formula for calculating each executive officer’s Incentive provides that at least 90% of the stipulated plan target (“Threshold”) (80% for Mr. Gydé) must be achieved before any remuneration is awarded for that objective. If the Threshold is achieved, the executive officer receives 75% (50% for Mr. Gydé) of the designated plan award for that objective. Then, for each additional percentage point achieved above the Threshold, up to 100% of the plan target (“Objective Goal”), the executive officer receives another 2.5% of the designated plan award for that objective. For each additional percentage point achieved above the Objective Goal, the executive officer receives another 5% of the designated plan award for that objective. Each plan prohibits the receipt of amounts in excess of 200% of the designated plan award for that objective. The designated plan award is generally calculated as a percentage of annual base salary. In 2018, the designated plan awards were (i) for Mr. Crumlish 107.3% of base salary actually paid, (ii) for Mr. Laubacker 65.6% of base salary actually paid, (iii) for Mr. Gydé 51% of base salary actually paid, (v) for Mr. Gerkin 61.5% of base salary actually paid and (vi) for Mr. Radetich 71.8% of base salary actually paid.

Pursuant to Company policies, an Incentive is only earned by and payable to an individual who remains in the Company’s employ on the date of Incentive distribution. Incentive payments for 2018 were made on February 22, 2019. Pursuant to his Retirement Agreement, Mr. Crumlish received his incentive for 2018.

Each of the equity awards represented in the table above were granted pursuant to the 2010 Equity Award Plan. The restricted stock awards represented in the table above were granted by the Board to the named executive officers on March 20, 2018 and include a performance condition. Under the grants, the stock price of the Company’s common shares must increase by an average of 50% for thirty consecutive days, from $8.18 to $12.27, within three years from the date of grant for 50% of the shares of restricted stock to vest. The remaining shares of restricted stock will vest to the named executive officers if the stock price increases by an average of 100% for 30 consecutive days, from $8.18 to $16.36, within 3 years from the date of grant. If the stock price targets are not met within 3 years from the date of grant, the shares of restricted stock represented by the grants will expire.

Recipients of restricted stock awards were required to enter into agreements with the Company governing the vesting, exercise and/or transferability (as applicable) of such awards. Vesting requirements for restricted stock awards are based solely on continued employment.

2018 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Arthur W. Crumlish	20,000	—		—	$4.90	5/12/2019	—	—	—	—
	20,000	—		—	$7.18	2/16/2020	—	—	—	—
	10,000	—		—	$12.16	2/15/2021	—	—	—	—
	9,000	—		—	$15.04	2/14/2022	—	—	—	—
	9,000	—		—	$20.68	2/12/2023	—	—	—	—
	9,000	—		—	$16.93	2/19/2024	—	—	—	—
	10,875	3,625	(ca)	—	$7.48	11/10/2025	—	—	—	—
	90,192	90,192	(cb)	—	$4.95	8/09/2026	—	—	—	—
	—	—		—	—	—	184,736	$753,723	—	—
John M. Laubacker	5,000	—		—	$4.90	5/12/2019	—	—	—	—
	5,000	—		—	$7.18	2/16/2020	—	—	—	—
	7,500	—		—	$12.16	2/15/2021	—	—	—	—
	7,000	—		—	$15.04	2/14/2022	—	—	—	—
	7,000	—		—	$20.68	2/12/2023	—	—	—	—
	7,000				$16.93	2/19/2024
	7,800	2,600	(la)	—	$7.48	11/10/2025	—	—	—	—
	6,225	18,675	(lb)	—	$5.75	5/15/2027	—	—	—	—
	—	—		—	—	—	74,150	$302,532	—	—
Filip J.L. Gydé	20,000	—		—	$7.18	2/16/2020	—	—	—	—
	10,000	—		—	$12.16	2/15/2021	—	—	—	—
	9,000	—		—	$15.04	2/14/2022	—	—	—	—
	9,000	—		—	$20.68	2/12/2023	—	—	—	—
	9,000	—		—	$16.93	2/19/2024	—	—	—	—
	2,550	11,050	(ga)	—	$7.48	11/10/2025	—	—	—	—
	—	—		—	$—	—	64,111	$261,573	—	—
Jeffrey D. Gerkin	7,867	15,733	(gna)	—	$4.98	12/11/2027	—	—	—	—
	—	—		—	—	—	12,766	$52,085	—	—
Peter P. Radetich	15,000	—		—	$4.90	5/12/2019	—	—	—	—
	15,000	—		—	$7.18	2/16/2020	—	—	—	—
	10,000	—		—	$12.16	2/15/2021	—	—	—	—
	9,000	—		—	$15.04	2/14/2022	—	—	—	—
	9,000	—		—	$20.68	2/12/2023	—	—	—	—
	9,000	—		—	$16.93	2/19/2024	—	—	—	—
	10,875	3,625	(ra)	—	$7.48	11/10/2025	—	—	—	—
	—	—		—	$—	—	67,560	$275,645	—	—

(ca)	3,625 vest on 11/10/2019

(cb)	45,096 each vest on 8/9/2019 and 8/9/2020

(la)	2,600 vest on 11/10/2019

(lb)	6,225 each vest on 5/15/2019, 5/15/2020, and 5/15/2021

(ga)	10,200 vest on 1/01/2019 and 850 vest on 11/10/2019

(gna)	7,866 vest on 12/11/2019 and 7,867 vest of 12/11/2020

(ra)	3,625 vest on 11/10/2019

2018 OPTION EXERCISES AND STOCK VESTED

The following table provides information for each of the Company’s named executive officers regarding stock option exercises and vesting of stock awards during 2018.

	Option Awards		Stock Awards
Name of Executive Officer	Number of Shares Acquired on Exercise (#) (1)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (1)
Arthur W. Crumlish	20,000	$86,400	15,256	$99,138

John M. Laubacker	5,000	$21,600	9,963	$67,063

Filip J. L. Gydé	40,000	$138,123	11,114	$74,764

Jeffrey D. Gerkin	—	$—	2,259	$9,601

Peter P. Radetich	15,000	$64,800	11,163	$75,153

(1)

For Option Awards, the value realized is the difference between the fair market value of the underlying stock at the time of exercise and the exercise price. For Stock Awards, the value realized is based on the fair market value of the underlying stock on the vest date.

Pension Benefits

The Company maintains an Executive Supplemental Benefit Plan (Supplemental Plan) which provides certain former executives with deferred compensation benefits. The Supplemental Plan was amended as of December 1, 1994 in order to freeze the then-current benefits, provide no additional benefit accruals for participants and to admit no new participants. None of the named executive officers participates in the Supplemental Plan.

Generally, the Supplemental Plan provides for retirement benefits of up to 50% of a participating employee’s base compensation at termination or as of December 1, 1994, whichever is earlier, and pre-retirement death benefits calculated using the same formula that is used to calculate normal and early retirement benefits. Benefits are based on service credits earned each year of employment prior to and subsequent to admission to the Supplemental Plan through December 1, 1994. Retirement benefits and pre-retirement death benefits are paid during the 180 months following retirement or death, respectively, while disability benefits are paid until normal retirement age. Normal retirement is age 60. For any participant who is also a participant in the Deferred Compensation Plan, the normal retirement age is increased to 65.

2018 NONQUALIFIED DEFERRED COMPENSATION

Name of Executive Officer (a)	Executive Contributions in Last FY ($) (b) (1)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals / Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Arthur W. Crumlish	—	—	$(65,024)	—	$272,836
John M. Laubacker	—	—	$(7,336)	—	$135,719
Filip J. L. Gydé	—	—	$—	—	$—
Jeffrey D. Gerkin	—	—	$—	—	$—
Peter P. Radetich	—	—	$(49,665)	—	$215,837

(1)

During 2017, the Company discontinued contributions under the Deferred Compensation Plan. Mr. Gydé does not have an account under the Deferred Compensation Plan as he is not eligible to participate in the plan, and Mr. Gerkin does not have a balance as he joined the Company in 2017 subsequent to the contributions being discontinued, and he did not make any contributions to the Plan himself during 2018.

On February 2, 1995, the Compensation Committee approved the creation of a Nonqualified Key Employee Deferred Compensation Plan (“Deferred Compensation Plan”). The Deferred Compensation Plan is a successor plan to the Supplemental Plan. Participants in the Deferred Compensation Plan are eligible to elect to defer a percentage of their annual cash compensation. Prior to 2017, participants were eligible to receive a Company contribution of a percentage of their base compensation and annual Incentive if the Company attained annual defined performance objectives for the year. These performance objectives were on an annual basis for the upcoming year. The contribution to the Deferred Compensation Plan by the Company was discontinued during 2017.

Plan participants have a 100% non-forfeitable right to the value of their corporate contribution account after the 5th anniversary of employment with the Company. If a participant terminates employment due to death, disability, retirement at age 65, or upon the occurrence of a Change in Control Event (as defined in the plan), the participant or his or her estate will be entitled to receive the benefits accrued for the participant as of the date of such event. Company contributions will be forfeited in the event a participant incurs a separation from service for cause. Participants are 100% vested in their own contributions. All amounts in the Deferred Compensation Plan, including elective deferrals, are held as general assets of the Company and are subject to the claims of creditors of the Company.

Potential Payments upon Termination or Change in Control

Agreements with Mr. Gydé. Effective as of March 1, 2019 the Company and Mr. Gydé entered into an employment agreement which provides that each party may terminate the employment agreement in accordance with the provisions of the Belgian law of July 3, 1978 relating to employment contracts. Any termination indemnities that may be due and owing to Mr. Gydé will take into account the co-employment between the Company and the Company’s Belgian subsidiary and will be done according to the transitional provisions as included in the articles 67, 68 and 69 of the Belgian Law of 26 December 2013 regarding the introduction of a unified statute, with the period May 1, 1987 until December 31, 2013 fully to be taken into account and severance payments to be calculated under the scheme of article 68 of said legislation. In connection with his promotion to Chief Executive Officer, Mr. Gydé’s stock options and restricted stock that have been awarded to him pursuant to the Company’s 2010 Equity Award Plan were amended in May 2019 to provide for immediate vesting in the event his employment is terminated within 6 months before or 24 months after a change in control. Mr. Gydé does not otherwise have a change in control agreement. Prior to his appointment as Chief Executive Officer in March 2019, Mr. Gydé had not entered into an employment agreement with the Company. If a change in control had occurred on December 31, 2018, Mr. Gydé would only have been entitled to the gains from the sale of his restricted stock. If the Company’s stock price was $4.08 (which was the closing price of the stock on December 31, 2018, Mr. Gydé could potentially have realized gains, before tax, of $261,573 from the sale of restricted stock.

Agreements with Mr. Crumlish. On October 8, 2001, the Company entered into a change in control agreement with Mr. Crumlish, which was amended and restated effective January 1, 2009. Upon the occurrence of a change in control, Mr. Crumlish would become fully vested in, and entitled to exercise immediately, all stock-related awards granted under any plans or agreements of the Company. The agreement further provides that upon the termination of Mr. Crumlish’s employment without Cause by the Company, or by him with Good Reason, within a period beginning 6 months before a change in control and ending 24 months following a change in control, Mr. Crumlish will receive a lump sum payment equal to two times his full salary and two times his average annual Incentive over the last 3 years as well as an additional lump sum to cover fringe benefits. Under his agreement, a change in control occurs if (1) the Company’s stockholders approve (a) the dissolution or liquidation of the Company, (b) the merger or consolidation or other reorganization of the Company with any other entity other than a subsidiary of the Company or (c) the sale of all or substantially all of the Company’s business or assets, or (2) any person other than the Company or its subsidiaries or employee benefit plans becomes the beneficial owner of more than 20% of the combined voting power of the Company’s then-outstanding securities or (3) during any period not longer than 2 consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election of each new Board member was approved by a vote of at least three-quarters of the Board members then still in office who were Board members at the beginning of such period.

If a change in control had occurred on Monday, December 31, 2018, all of Mr. Crumlish’s unvested stock options and restricted stock awards would have become fully vested as of that date. If the Company’s stock price was $4.08 (which was the closing price of the stock on December 31, 2018), Mr. Crumlish could potentially have realized gains, before tax, from the sale of securities that had vested solely as a result of a change in control in the following amounts: (i) $753,723 from the sale of restricted stock and (ii) $0 from the exercise of those stock options.

In the event of a qualifying termination of employment, Mr. Crumlish would have been entitled to receive a lump-sum cash payment from the Company totaling $1,313,474 following termination. This payment equals 2 times the sum of Mr. Crumlish’current base salary ($410,000 as of December 31, 2018) and his average annual Incentive payment from the last 3 years and includes an amount equal to 25% of Mr. Crumlish’s current base salary and his highest annual Incentive payment from the last 3 years (this amount is intended to cover fringe benefits such as 401(k), health, medical, dental, disability and similar benefits for a period of 24 months).

As of December 31, 2018, Mr. Crumlish was the only executive officer with an employment agreement affording severance benefits upon termination. Pursuant to the terms of such agreement, in the event of termination by Mr. Crumlish for Good Reason (as that term is defined in the agreement), or by the Company other than for Cause (as that term is defined in the agreement), Mr. Crumlish would receive a lump-sum cash payment equal to his current base salary plus an amount equal to the average annual Incentive paid to Mr. Crumlish during the most recent 3 year period. Mr. Crumlish would also continue to receive medical and dental benefits for a period of 12 months. Had Mr. Crumlish’s employment been terminated on December 31, 2018, he would have been eligible to receive an initial lump-sum cash payment equal to $577,685.    The severance trigger requires that the terminations be made either by Mr. Crumlish for Good Reason or by the Company other than for Cause. Mr. Crumlish would also receive, for a period of 12 months, continuing medical and dental coverage under any plans he participates in as of the effective date of such termination. Continued medical and dental benefits would like total approximately $16,380. This amount reflects the total costs paid for medical, dental and disability insurance during 2018. Pursuant to the terms of Mr. Crumlish’s employment agreement, the termination benefits afforded under the change in control agreement will supersede in the event of his termination triggers payments under that agreement.

Payments made to Mr. Crumlish pursuant to this agreement are contingent upon his adherence to certain restrictive covenants, which were effective from the date of the agreement and would continue until 1 year after his separation from the Company. These restrictive covenants generally prohibited Mr. Crumlish from, directly or indirectly: (i) engaging in any business activity that competes with the Company, (ii) soliciting or hiring any of the Company’s employees, (iii) canvassing or soliciting customers of the Company, (iv) willfully dissuading or encouraging any person from conducting business with the Company or (v) intentionally disrupting any supplier relationship. Mr. Crumlish retired effective March 1, 2019 and the terms of his retirement agreement are outlined in the Form 8-K filed on December 20, 2018.

Agreements with Other Executive Officers. Each of the other named executive officers has entered into a change in control agreement with the Company. These agreements contain provisions generally similar to those of Mr. Crumlish’s change in control agreement. All executive officers Change in Control agreements contain double trigger mechanisms.

If a change in control occurred on Monday, December 31, 2018, then each of the named executive officers (excluding Mr. Gydé) would have immediately become fully vested in any stock option or restricted stock awards previously granted. See “Outstanding Equity Awards at Fiscal Year-End”. If the stock price of the Company was $4.08, which was the closing price of the stock on December 31, 2018, then the named executive officers could potentially have realized gains, before tax, from the sale of vested securities in the following amounts:

Name of Executive Officer	Restricted Stock	Stock Options
John M. Laubacker	$302,532	$—
Jeffrey D. Gerkin	$52,085	$—
Peter P. Radetich	$275,645	$—

Had the abovementioned executive officers’ employment been terminated without cause by the Company or by themselves with Good Reason within 6 months prior to or 24 months following such a change in control, they would also have been entitled to receive, by the 10th day following their termination, lump-sum cash payments from the Company in the following amounts:

•	Mr. Laubacker would have received a lump-sum payment of $872,179;

•	Mr. Gerkin would have received a lump-sum payment of $1,049,870; and

•	Mr. Radetich would have received a lump-sum payment of $793,452.

These payments equal 2 times the sum of each individual’s current annual salary and their average annual Incentive payment from the last 3 years; and also include an amount equal to 25% percent of each individual’s current base salary and the highest annual incentive payment from the last 3 years.

2018 DIRECTOR COMPENSATION

Name of Director	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James R. Helvey III	$—	$165,000	$—	$—	$—	$—	$165,000
David H. Klein	$—	$160,000	$—	$—	$—	$—	$160,000
Valerie Rahmani	$—	$160,000	$—	$—	$—	$—	$160,000
Daniel J. Sullivan	$—	$250,000	$—	$—	$—	$—	$250,000
Owen J. Sullivan	$—	$150,000	$—	$—	$—	$—	$150,000

(1)

At the election of the directors, the director fees for 2018 were paid in the form of deferred stock units granted under the 2010 Equity Award Plan and deposited into the Director Deferred Compensation Plan.

As of December 31, 2018, Mr. Daniel J. Sullivan had been granted 40,000 shares of Company restricted stock. This restricted stock vests upon retirement from the Board. Mr. Klein, who was appointed to the Board in September 2012, Mr. Helvey and Ms. Rahmani, who were appointed to the Board in November 2015, and Mr. Owen Sullivan, who was appointed in February 2017, have not received any grants of restricted shares.

As of December 31, 2018, the directors had the following number of stock options outstanding: Helvey (0), Klein (33,096), Rahmani (0), Daniel J. Sullivan (200,000), and Owen J. Sullivan (0).

In 2010, the Company’s shareholders approved the Non-Employee Director Deferred Compensation Plan (“Director Deferred Compensation Plan”). Although no set benefits or amounts were granted under this Plan in 2018, the Director Deferred Compensation Plan allows non-employee directors the ability to defer up to 100% of their total director compensation. Beginning January 1, 2018, the Board elected to eliminate cash payments and take their compensation wholly in deferred stock units, which are granted under the 2010 Equity Award Plan and deposited into the Director Deferred Compensation Plan. Grants were made quarterly throughout 2018, each equal to one-quarter of the total fees due to each director.

For 2018, base compensation for each board member totaled $150,000. The chairman of the Board of Directors (Mr. Daniel J. Sullivan) also received a $100,000 annual fee. The chairman of the Audit Committee (Mr. Helvey) received a $15,000 annual fee, and the Chairman of the Compensation Committee (Ms. Rahmani) received a $10,000 annual fee, while the Chairman of the Nominating and Governance Committee (Mr. Klein) received an annual fee of $10,000. Directors are reimbursed for expenses they incur while attending Board and committee meetings. As previously noted, all fees for 2018 were paid in the form of deferred stock units. Mr. Crumlish did not receive any additional compensation for his services as a director.

The Company has adopted stock ownership guidelines requiring each independent director to own Company shares valued at 5 times the director’s annual fee.

The Director Deferred Compensation Plan is administered by the Compensation Committee in accordance with Section 409A of the Internal Revenue Code. All amounts credited to the participant are invested, as approved by the Compensation Committee, and the participant is credited with the actual earnings of the investments. Company contributions, including investment earnings, may be in cash or the stock of the Company. Plan participants have an immediate 100% non-forfeitable right to the value of their contributions. If a participant does not make an election in the time and manner specified in the Plan, payment of the vested value of his or her account will be paid in shares for share units owned, and in cash for the cash balance in their account. A participant’s eligibility terminates upon retirement or resignation from service.

Pay Ratio

We believe executive pay must be internally consistent and equitable to motivate our employees to create shareholder value. We are committed to internal pay equity, and the Compensation Committee monitors the relationship between the pay our executive officers receive and the pay our non-managerial employees receive. The compensation for our CEO in 2018 was approximately 17 times the median pay of our employees.

Our CEO to median employee pay ratio is calculated in accordance with the SEC’s rules and regulations under item 402(u) of Regulation S-K. We identified the median employee by examining the 2018 total cash compensation for all individuals, excluding our CEO, who were actively employed by us on December 31, 2018, the last day of our fiscal year. We included full-time, part-time, and seasonal employees. For employees that were not located in the U.S., we converted their total cash compensation from local currencies to U.S. dollars by using the 2018 average currency exchange rates per www.irs.gov (https://www.irs.gov/individuals/international-taxpayers/yearly-average-currency-exchange-rates). We did not make any other assumptions, adjustments, or estimates with respect to the total cash compensation, and we did not annualize the compensation for any employees that were not employed by us for all of 2018. We believe the use of total cash compensation for all employees is a consistently applied compensation measure because we do not widely distribute annual equity awards to employees.

After identifying the median employee based on total cash compensation, we calculated the annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the 2018 Summary Compensation Table in this proxy statement.

As illustrated in the table below, our 2018 CEO to median employee pay ratio is 17:1:

	Arthur W. Crumlish, President and CEO	Median CTG Employee
Salary	$410,000	$48,269
Overtime Pay	$—	$—
Stock Awards	$158,940	$—
Non-Equity Incentive	$222,413	$—
All Other Compensation	$16,380	$—

Annual Total Compensation	$807,733	$48,269

Ratio	16.73	1.00

Directors’ and Officers’ Liability Insurance

The Company indemnifies its directors and officers to the extent permitted by law in connection with civil and criminal proceedings against them by reason of their service as a director or officer. As permitted by Section 726 of the New York Business Corporation Law, the Company has purchased directors’ and officers’ liability insurance to provide indemnification for the Company and all its directors and officers. The current liability insurance policy, with a policy period effective May 1, 2019, was issued by The Chubb Group of Insurance Companies at an annual premium of approximately $312,545.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10% of the Company’s common stock, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on the Company’s review of copies of the Section 16(a) reports furnished to it and written representations that no other reports were required, no director, executive officer or beneficial owner of more than 10% of the outstanding common stock of the Company failed to file, on a timely basis, reports required by Section 16(a) of the Exchange Act.

PROPOSAL 2—APPROVAL OF THE

NON-BINDING RESOLUTION ON

EXECUTIVE COMPENSATION

We are seeking a non-binding advisory vote from our shareholders to approve the compensation of our named executive officers, as disclosed in this proxy statement.

As required by Section 14A of the Exchange Act, shareholders have an opportunity to cast an advisory vote on compensation of executives as disclosed in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives shareholders the opportunity to approve, reject or abstain from voting with respect to our fiscal year 2018 executive compensation programs and policies and the compensation paid to the named executive officers. At the Company’s annual meeting in 2017, the majority of our shareholders voted to advise us to include a Say-on-Pay proposal every year, and the Board of Directors determined that the Company will hold an advisory shareholder vote on the compensation of executives every year. This non-binding, advisory vote on the frequency of Say-on-Pay proposals must be held at least once every 6 years. The next such vote is expected to be held at the Company’s annual meeting in 2023.

At the July 2018 annual meeting, shareholders were asked to approve the Company’s fiscal 2017 executive compensation programs. Of those who voted, over 88% voted to approve the proposal. In light of these results, and in consideration of shareholder input obtained from outreach efforts taken in connection with the 2018 meeting, the Compensation Committee carefully reviewed the Company’s executive compensation practices. The Committee concluded that the Company’s existing executive compensation programs continue to be the most appropriate for the Company and effective in rewarding executives commensurate with business results.

This proposal allows our shareholders to express their opinions regarding the decisions of the Compensation Committee on the prior year’s annual compensation to the named executive officers. Your advisory vote will serve as an additional tool to guide the Board of Directors and the Compensation Committee in continuing to improve the alignment of the Company’s executive compensation programs with the interests of the Company and its shareholders and is consistent with our commitment to high standards of corporate governance.

The Board of Directors Recommends a vote “FOR” approval of the following advisory resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares entitled to vote on, and who vote for or against, the proposal.

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by the Board of Directors, it will not create or imply any additional fiduciary duty on the part of the Board of Directors, and it will not restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation. The Compensation Committee will take into account the outcome of this advisory vote when considering future compensation arrangements for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE

APPROVAL OF THIS RESOLUTION

Appointment of Auditors and Fees

The Audit Committee appointed KPMG LLP (“KPMG”) as the independent registered public accounting firm to audit the Company’s financial statements for fiscal 2018 and our shareholders ratified the selection of KPMG at our 2018 annual meeting of shareholders.

A representative of KPMG will be present at the annual meeting of shareholders. The representative will be given the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. To the best of the Company’s knowledge, no member of that firm has any past or present interest, financial or otherwise, direct or indirect, in the Company or any of its subsidiaries. Matters involving auditing and related functions are considered and acted upon by the Audit Committee. The Audit Committee has determined that the provision of services described under “All Other Fees,” below is compatible with maintaining KPMG’s independence.

Audit Fees—The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the last two fiscal years, including the Company’s foreign subsidiaries, the reviews of the financial statements included in the Company’s Form 10-Qs, and services rendered in connection with the Company’s obligations under Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations were approximately $752,691 and $615,400 in 2018 and 2017, respectively.

Audit-Related Fees—The aggregate fees billed for assurance and related services rendered by KPMG for the last two fiscal years that are reasonably related to the performance of the audit or review of the Company’s financial statements were $0 in both 2018 and 2017.

Tax Fees—The Company was billed $0 for fees in both 2018 and 2017 for professional services rendered by KPMG for tax compliance, tax advice and tax planning.

All Other Fees—No other fees were paid to KPMG in 2018 or 2017.

Audit Committee Pre-Approval Policies and Procedures. The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has not established a pre-approval policy for these services. The Audit Committee pre-approves each particular service on a case-by-case basis as set forth in the Audit Committee’s charter.

OTHER INFORMATION RELATED TO THE 2019 ANNUAL MEETING

The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, employees of the Company (who will not be specifically compensated for such services) may solicit proxies in person or by telephone. Arrangements will be made with brokers, custodians, nominees and fiduciaries to forward proxies and proxy soliciting material to the beneficial owners of the Company’s shares, and the Company may reimburse brokers, custodians, nominees or fiduciaries for their expenses in so doing.

No person who has been a director or executive officer of the Company at any time since the beginning of the last fiscal year has any substantial interest in any matter to be acted upon at the 2019 annual meeting, other than elections to office.

SHAREHOLDER PROPOSALS

Our By-laws require shareholders to give the Company advance notice of any proposal to be submitted at an annual meeting of shareholders (See “Procedure for Shareholders to Nominate Directors”). The By-laws prescribe the information to be contained in any such notice. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors or (iii) brought before the meeting by a shareholder in accordance with the procedure set forth below. Subject to the rights of the holders of any class or series of stock having a preference over the Company’s common stock as to dividends or upon liquidation, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given written notice thereof, either by personal delivery or by United States mail, postage prepaid, to and received by the Secretary of the Company by the close of business at the principal executive offices of the Company not later than 90 and not earlier than 120 days prior to the one-year anniversary of the date of the preceding year’s annual meeting of shareholders; provided, however, that if the meeting is convened more than 30 days prior to or delayed by more than 60 days after 1 year anniversary of the date of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the shareholder of record to be timely must be so received not earlier than the close of business on the 120th day prior to the date of the annual meeting and not later than the close of business on the later of (1) the 90th day before such annual meeting or (2) if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment or postponement of an annual meeting of shareholders for which notice has been given, commence a new time period (or extend any time period) for the giving of a notice by a shareholder under the Company’s By-laws. Nothing in the Company’s By-laws shall be deemed to affect any rights of shareholders to request inclusion of non-binding proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Any such notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (1) a brief description of the business desired to be brought before the meeting , the reasons for conducting such business at the meeting and, in the event that such business includes a proposal to amend either the Certificate of Incorporation or By-laws of the Company, the language of the proposed amendment; (2) a description of all agreements, arrangements and understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and (3) any material interest of any shareholder in such business.

Any such notice shall also set forth as to the shareholder giving the notice and the beneficial owner or owners, if any, or other persons on whose behalf the proposal is made or acting in concert therewith (each, a “party”): (1) the name and address of such party; (2) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; (3) the class, series, and number of shares of the Company that are owned, directly or indirectly, beneficially and of record by each such party; (4) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or providing for a settlement payment or mechanism based on the price of any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company; (5) any proxy, contract, arrangement, understanding or relationship pursuant to which any party, either directly or acting in concert with another person or persons, has a right to vote, directly or indirectly, any shares of any security of the Company; (6) any short interest or other borrowing arrangement in any security of the Company held by each such party (for purposes of this paragraph, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (7) any rights to dividends on the shares of the Company owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Company; (8) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (9) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information set forth in this paragraph shall be supplemented by such shareholder or such beneficial owner or other person, as the case may be, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date); (10) any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) (whether or not such party intends to deliver a proxy statement or conduct its own proxy solicitation); and (11) a statement as to whether or not each such party will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of common stock reasonably believed by such party, as the case may be, to be sufficient under applicable law to approve the proposal. For purposes of these By-laws, a person shall be deemed to be “acting in concert” with another person if such person knowingly acts toward a common goal relating to the management, governance or control of the Company in parallel with such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making process and (B) at least one additional factor suggests that persons intend to act in parallel, which additional factors may include attending meetings, conducting discussions or making or soliciting invitations to act in parallel.

A shareholder providing notice of a business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for such annual meeting and as of the date that is 10 business days prior to such annual meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not later than 5 business days after the record date for such annual meeting (in the case of the update and supplement required to be made as of the record date), and not later than 5 business days prior to the date for such annual meeting, if practicable (or, if not practicable, on the first practicable date prior to) or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof).

The 2020 annual meeting of shareholders is tentatively scheduled for July 23, 2020. For all shareholder proposals made outside of Rule 14a-8 of the Exchange Act and for all shareholder nominations for director, our Restated By-laws require shareholders to give the Company advance notice of any proposal or director nomination to be submitted at an annual meeting of shareholders, which shall include the information required by our Restated By-Laws as described above. If the 2020 annual meeting is held as currently scheduled, for proposals made outside of Rule 14a-8 and for director nominations to be submitted at the 2020 annual meeting, to be timely, shareholders’ notices, including the required information described above, must be given, either by personal delivery or by United States mail, postage prepaid, to and received by the Secretary of the Company by the close of business at the principal executive offices of the Company no earlier than March 27, 2020 and no later than April 26, 2020.

Proposals of shareholders that are intended to be included in the Company’s proxy statement relating to its July 23, 2020 annual meeting of shareholders pursuant to SEC Rule 14a-8 must be received at the Company’s principal executive offices not later than February 19, 2020.

Incorporation by Reference.

The Compensation Committee Report, the Audit Committee Report, and references to the independence of directors are not deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission, are not subject to the liabilities of Section 18 of the Exchange Act and shall not be deemed incorporated by reference into any of the filings previously made or made in the future by the Company under the Exchange Act or the Securities Act of 1933, as amended, except to the extent the Company specifically incorporates any such information into a document that is filed.

OTHER BUSINESS

As of the date of this proxy statement, the Board of Directors of the Company knows of no other business that will be presented for consideration at the 2019 annual meeting of shareholders. However, if any other matters properly come before the meeting or any adjournment thereof, it is intended that the shares represented by proxies will be voted on those matters in accordance with the judgment of the holders of the proxies.

June 18, 2019

By Order of the Board of Directors

002CSNA157

APPENDIX A

Proxy – Computer Task Group, Incorporated

Notice of 2019 Annual Meeting of Shareholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Daniel J. Sullivan and James R. Helvey III and each of them, as proxy or proxies, with power of substitution to vote all of the shares of Common Stock of Computer Task Group, Incorporated (the “Company”) which the undersigned may be entitled to vote, as specified on the reverse side of this card, and, if applicable, hereby directs the trustee of the Company’s 401(k) Retirement Plan (the “Plan”) to vote the shares allocated to the account of the undersigned or otherwise which the undersigned is entitled to vote pursuant to the Plan, as specified on the reverse side of this card, at the Annual Meeting of Shareholders of the Company to be held at the Company’s Headquarters, 800 Delaware Avenue, Buffalo, New York on Thursday, July 25, 2019 at 10:00 a.m. Eastern time or any adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, and FOR Proposal 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

[IMPORTANT ANNUAL MEETING INFORMATION]

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	[ X ]

Annual Meeting Proxy Card

A.	Proposals – The Board recommends a vote FOR all nominees and Proposal 2.

1.	Election of Class I Directors:

01 – David H. Klein For [ ] Withhold [ ]

02 – Valerie Rahmani For [ ] Withhold [ ]

Election of Class III Director:

Filip J.L. Gydé For [ ] Withhold [ ]

2.	To approve, in an advisory and non-binding vote, the compensation of the Company’s named executive officers. For [ ] Against [ ] Abstain [ ]

3.	To consider and act upon any other matters that may be properly brought before the meeting or any adjournment thereof.

B.	Non-Voting Items

Change of Address – Please print your new address [                                                                     ]

Comments – Please print your comments here [                                                             ]

Meeting Attendance – Mark the box to indicate if you plan to attend the Annual Meeting [  ]

C.	Authorized Signatures – This section must be completed for your vote to be counted – Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date [            /            /            ] Signature 1 [                                                     ] Signature 2 [                                                         ]